Vinvesto Inc. Asset Acquisition Certification

Vinvesto, Inc. is the sole member and Manager of VV Markets, LLC, a Delaware series limited liability company. A series of VV Markets, LLC is referred to herein as a “Series”.

Vinvesto, Inc. purchases assets from third-party sellers, which it then sells to VV Markets, LLC at the same Purchase Price paid for those assets.

Vinvesto, Inc. hereby certifies that it has acquired, or has entered into agreements to acquire, the assets that comprise the underlying assets of each of the Series set forth in the table below for the corresponding Purchase Price set forth in the table below.

The “Purchase Price” set forth below reflects the price of the underlying assets on the day at which Vinvesto, Inc. contracted with the merchant, as set forth in the applicable agreement to purchase the assets. For assets purchased in foreign currency, the exchange rate of that day was used to calculate the Purchase Price in U.S. Dollars.

Series Name	Purchase Price
VV-0001	$40,961
VV-PNST	$40,000
VV-SUPR	$63,800
VV-CHAM	$65,000
VV-STEML	$56,800
VV-MACAL	$75,400
VV-BOWCK	$84,000
VV-FUTUR	$100,254
VV-BDX	$75,800
VV-SPAN	$74,800
VV-DRC	$151,565
VV-PTRS	$25,893
VV-NAPA	$114,427
VV-RHONE	$135,700
VV-JPWY	$165,500
VV-PDMT	$137,100
VV-ROSE	$36,322
VV-BOD10	$87,864
VV-WBURG	$122,251
VV-GERM	$40,151
VV-LAF10	$106,428
VV-MACAL50	$102,000
VV-JYFT	$20,000

VV-GPS	$106,550
VV-BDMA	$37,395
VV-CDCV	$32,842
VV-DRCH	$46,396
VV-MR19	$23,035
VV-SCRV	$116,067
VV-BDXM1	$166,938
VV-CB100	$48,932
VV-JSCV	$52,674
VV-KGC1	$66,022
VV-LR15	$55,425
VV-PFGV	$68,350
VV-BDX2K	$146,390
VV-BXEP21	$193,198
VV-CDVM	$84,284
VV-CHBL1	$25,536
VV-DRC15	$67,200
VV-DRCRC1	$88,279
VV-KGC2	$132,746
VV-MACAL2	$89,196
VV-MACAL3	$106,878
VV-MVRM	$126,178
VV-POM1	$92,125
VV-BOW50	$37,500
VV-CCC1	$72,283
VV-DL19	$52,632
VV-DRCH17	$73,650
VV-HAWV	$46,650
VV-LAF19	$37,200
VV-MACFC	$54,050
VV-MARG1	$81,722
VV-RTBC	$84,178
VV-SAIC	$51,916
VV-TLC1	$65,870
VV-BOW2	$39,172
VV-DP08	$71,996
VV-DRC09	$90,480
VV-DRCH14	$63,700
VV-DRCH19	$165,806

VV-ITRC	$58,775
VV-KCSK	$258,000
VV-KGC3	$78,000
VV-KGC4	$42,250
VV-MACAL4	$56,216
VV-YAM1	$29,454
VV-BOMA	$62,180
VV-CHJC	$59,226
VV-GUGL1	$50,906
VV-HBC1	$104,120
VV-HIB1	$52,858
VV-KGC5	$45,900
VV-LAT1	$71,232
VV-LBV1	$84,824
VV-RBV1	$79,968
VV-SCC1	$52,172
VV-SPAN2	$61,164
VV-KGC6	$55,000
VV-AMW1	$107,126
VV-BDXG	$88,279
VV-BURGS1	$83,602
VV-CALC1	$86,893
VV-CHAM2	$81,667
VV-GCW1	$44,867
VV-HCC1	$96,000
VV-MACAL5	$173,696
VV-MACAL6	$87,120
VV-PNTC1	$58,961
VV-SCC2	$96,086
VV-SUPR2	$42,732

Vinvesto, Inc. hereby certifies that the foregoing is true and correct.

Vinvesto, Inc.

/s/ Nicholas King

By: Nicholas King

Title: CEO

Date: June 14, 2023